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                                                                     Exhibit 4.2


                             SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") dated as of February 6, 2002 by and among The Scotts Company, an Ohio corporation (the "Company"), Scotts Manufacturing Company ("Scotts Manufacturing," as successor by merger to Scotts Miracle-Gro Products, Inc.), Scotts Temecula Operations, LLC ("Scotts Temecula", as successor by merger to Republic Tool & Manufacturing Corp.) and the other guarantors named on the signature pages hereto (collectively with Scotts Manufacturing and Scotts Temecula, the "Guarantors") and State Street Bank and Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture (as defined below).

                               W I T N E S S E T H

                  WHEREAS, the Company, the Guarantors (including the predecessors of Scotts Manufacturing and Scotts Temecula) and the Trustee previously duly executed, and the Company and the Guarantors (including the predecessors of Scotts Manufacturing and Scotts Temecula) duly delivered to the Trustee, an Indenture (the "Indenture") dated as of January 21, 1999 providing for the issuance of an aggregate principal amount of up to $400,000,000 of 8.625% Senior Subordinated Notes due 2009 (the "Notes");

                  WHEREAS, the Company previously issued $330,000,000 of the Notes as of January 21, 1999 (the "Initial Notes") and now wishes to issue the remaining $70,000,000 of the Notes permitted to be issued under the Indenture (the "Additional Notes");

                  WHEREAS, a supplemental indenture is required to be entered into in connection with the merger of Guarantors pursuant to Section 11.05;

                  WHEREAS, the Company desires to amend certain provisions to provide for the issuance of Additional Notes;

                  WHEREAS, the Indenture provides that a Subsidiary required to execute a Guarantee of the Notes shall execute and deliver a supplemental indenture to the Trustee in connection therewith;

                  WHEREAS, the Board of Directors of the Company has authorized the execution of this Supplemental Indenture and its delivery to the Trustee;

                  WHEREAS, the Company has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee pursuant to Sections 7.02 and 13.04 of the Indenture; and

                  WHEREAS, all other actions necessary to make this Supplemental Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the


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                                                                               2

Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. AMENDMENTS TO INDENTURE.

         I. Section 1.01 of the Indenture shall be amended as follows:

         (a) by deleting the definition of "Additional Notes" and substituting in lieu thereof the following:

         "Additional Notes" means up to $70.0 million in aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof.

         (b) by deleting the definition of "Initial Notes" and substituting in lieu thereof the following:

         "Initial Notes" means $330.0 million in aggregate principal amount of Notes issued under this Indenture on January 21, 1999.

         (c) by deleting the definition of "Initial Purchaser" and substituting in lieu thereof the following:

         "Initial Purchaser" shall have the meaning assigned to such term in the Offering Memoranda.

         (d) by deleting the definition of "Liquidated Damages" and substituting in lieu thereof the following:

         "Liquidated Damages" means all amounts owing pursuant to the Registration Rights Agreement.

         (e) by deleting the definition of "Offering Memorandum" and substituting in lieu thereof the following:

         "Offering Memoranda" means the Offering Memorandum, dated January 21, 1999, pursuant to which the Initial Notes were offered and sold, and the Offering Memorandum, dated February 1, 2002, pursuant to which the Additional Notes were offered and sold.

                  II. Exhibits A-1 and A-2 to the Indenture shall be amended as follows:


                  (a) by deleting the first sentence of Section 1 in Exhibit A-1 and in Exhibit A-2 entitled "Interest" and substituting in lieu thereof the following:

                  "The Scotts Company, an Ohio corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8.625% per annum from February 6, 2002 until maturity and shall pay the Liquidated Damages payable pursuant to the Registration Rights Agreement."


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                                                                               3


                  (b) by deleting the third sentence of Section 1 in Exhibit A-1 and in Exhibit A-2 entitled "Interest" and substituting in lieu thereof the following:

                  "Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 2002."

                  2. ISSUANCE OF ADDITIONAL NOTES AND GUARANTEES. The Company agrees to issue the Additional Notes and the Guarantors each agree to unconditionally guarantee all of the Company's obligations under the Notes, in each case in accordance with the terms and conditions set forth in the Indenture.

                  3. AGREEMENT TO GUARANTEE BY GUARANTORS. Each Guarantor hereby agrees as follows:

                  (a) Along with the other Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns irrespective of the validity and unenforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.


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                                                                               4

                  (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (d) The Subsidiary Guarantees shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and each Guarantor accepts all obligations of an Initial Guarantor under the Indenture.

                  (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (f) Each Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Guarantees of all of the Company's Obligations under the Notes and the Indenture (the "Subsidiary Guarantees"), notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Subsidiary Guarantees.

                  (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (i) The obligations hereunder shall be subject to the subordination provisions of the Indenture.

                  4. EXECUTION AND DELIVERY. Each Guarantor agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  5. GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  (a) Each Guarantor may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                           (i) subject to Sections 11.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the


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                                                                               5

                                    obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

                           (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 and Section 11.05 of Article 11 of the Indenture, and notwithstanding clauses
                  (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                  6. RELEASES.

                  (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation
                  Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.


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                                                                               6

                  (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

                  7. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of each Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

                  8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  9. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  11. THE TRUSTEE. The Trustee accepts the amendment to the Indenture effected by this Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Guarantors and the Company and makes no representations as to the validity or sufficiency of this Supplemental Indenture, except as to the due and valid execution hereof by the Trustee, and shall incur no liability or responsibility in respect of the validity thereof.

                  12. SUBSIDIARY GUARANTEES. Each of the Guarantors hereby affirms that its Subsidiary Guarantee remains effective in all respects regardless of the effect of this Supplement Indenture on the Indenture.

                  13. EFFECT ON INDENTURE. Upon execution of this Supplement Indenture, the Indenture shall be modified in accordance herewith, but except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.


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                                                                               7

                  14. EFFECT ON SUPPLEMENTAL INDENTURE. Upon execution, this Supplemental Indenture shall form a part of the Indenture and the Supplemental Indenture and the Indenture shall be read, taken and construed as one and the same instrument for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby. This Supplemental Indenture shall become effective as of the date first above written.



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                                                                               8

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                                     THE SCOTTS COMPANY


                                     By: /s/ Patrick J. Norton
                                     -----------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO


                                     GUARANTORS:


                                     SCOTTS MANUFACTURING COMPANY,
                                     as successor by merger to
                                     SCOTTS MIRACLE-GRO PRODUCTS INC.


                                     By: /s/ Patrick J. Norton
                                     -----------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO


                                     SCOTTS TEMECULA OPERATIONS, LLC, as
                                     successor by merger to REPUBLIC TOOL &
                                     MANUFACTURING CORP.


                                     By: /s/ Patrick J. Norton
                                     -----------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO



                                     MIRACLE-GRO LAWN PRODUCTS, INC.


                                     By: /s/ Patrick J. Norton
                                     -----------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO


                                     OMS INVESTMENTS, INC.


                                     By: /s/ Patrick J. Norton
                                     -----------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO




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                                                                               9

                                     HYPONEX CORPORATION


                                     By: /s/ Patrick J. Norton
                                     ------------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO


                                     EARTHGRO, INC.


                                     By: /s/ Patrick J. Norton
                                     ------------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO


                                     SCOTTS PRODUCTS, INC.


                                     By: /s/ Patrick J. Norton
                                     ------------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO



                                     SCOTTS PROFESSIONAL PRODUCTS CO.


                                     By: /s/ Patrick J. Norton
                                     ------------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO



                                     SCOTTS-SIERRA HORTICULTURAL PRODUCTS
                                      COMPANY


                                     By: /s/ Patrick J. Norton
                                     -------------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO


                                     SCOTTS-SIERRA CROP PROTECTION COMPANY


                                     By: /s/ Patrick J. Norton
                                     -------------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO


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                                                                              10

                                     SCOTTS-SIERRA INVESTMENTS, INC.


                                     By: /s/ Patrick J. Norton
                                     -------------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO


                                     SWISS FARMS PRODUCTS, INC.


                                     By: /s/ Patrick J. Norton
                                     -------------------------------------------
                                     Name: Patrick J. Norton
                                     Title: Executive Vice President & CFO











STATE STREET BANK AND TRUST COMPANY,
As Trustee

By:   /s/ Cauna M. Silva
   ----------------------------------
Name: Cauna M. Silva
Title: Vice President

                               THE SCOTTS COMPANY

                                  $400,000,000

                              SERIES A AND SERIES B
                    8.625% SENIOR SUBORDINATED NOTES DUE 2009


                        --------------------------------


                             SUPPLEMENTAL INDENTURE

                          Dated as of February 6, 2002

                                       to

                                    INDENTURE

                          Dated as of January 21, 1999

                        --------------------------------


                      STATE STREET BANK AND TRUST COMPANY,

                                   as Trustee